Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (954) 389-3700
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, EVP/CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE
OCTOBER 23, 2014

QUALITY SYSTEMS, INC. REPORTS FISCAL 2015 SECOND QUARTER RESULTS

Revenue Grows Nine Percent, Reaching Record Levels while

Pipeline Expands for Eighth Consecutive Quarter

IRVINE, Calif. … October 23, 2014 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2015 second quarter ended September 30, 2014.

Revenues for the fiscal 2015 second quarter reached a record $120.5 million, an increase of nine percent when compared with $111.1 million reported in the same period last year. Net income for the 2015 second quarter was $4.8 million versus $10.1 million, a decrease of $5.3 million from the 2014 second quarter.

On a GAAP basis, fully diluted earnings per share was $0.08 in the fiscal 2015 second quarter versus fully diluted earnings per share of $0.17 for the comparable period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2015 second quarter was $0.13, a decline from $0.22 reported in the fiscal 2014 second quarter.

During the quarter, the Company’s pipeline grew to $161.8 million, improving for the eighth consecutive quarter. At quarter-end, the Company’s liquidity position was strong, with $123.5 million of cash and investments.

“During the fiscal 2015 second quarter, we saw marked improvement across all fronts within the organization. The significant progress we are making is having a cumulative effect, which is creating positive momentum in our business and our results,” noted Steven T. Plochocki, president and chief executive officer.

“We continue to realize benefits from the initiatives we have put into place over the past year, including the restructuring of our functional organizations, the cross selling of our products and services and the release of new solutions that cater to the evolving healthcare marketplace. Revenue Cycle Management, population health and interoperability are all among the key areas that are impacting the Company’s sales and marketing efforts, in terms of both net new deals as well as cross selling into our growing client base. All of this strengthens our position as we head into the second half of this fiscal year,” added Plochocki.

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Quality Systems

Fiscal 2015 Second Quarter Results

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of December 12, 2014 with an anticipated distribution date of January 2, 2015. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Quality Systems will host a conference call to discuss its fiscal 2015 second quarter results on Thursday, October 23, 2014 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #22384931. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #22384931. The replay will be available from approximately 1:00 PM ET on Thursday, October 23, 2014, through 11:59 PM ET on Thursday, October 30, 2014.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2014, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or

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Quality Systems

Fiscal 2015 Second Quarter Results

regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, securities litigation defense costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes. The non-GAAP provision for income taxes is calculated by excluding the income tax effect of the non-GAAP adjustments.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Software and hardware	$14,230	$15,562	$28,973	$31,534
Implementation and training services	7,040	7,809	13,306	14,384

System sales	21,270	23,371	42,279	45,918
Maintenance	42,135	40,313	82,940	78,921
Electronic data interchange services	18,906	16,545	37,225	33,237
Revenue cycle management and related services	17,432	15,467	34,125	31,482
Other services	20,776	15,385	41,844	31,052

Maintenance, EDI, RCM and other services	99,249	87,710	196,134	174,692

Total revenues	120,519	111,081	238,413	220,610

Cost of revenue:
Software and hardware	6,521	4,779	13,162	9,713
Implementation and training services	6,688	6,972	13,839	14,106

Total cost of system sales	13,209	11,751	27,001	23,819
Maintenance	6,785	5,262	13,699	10,564
Electronic data interchange services	12,015	10,650	24,014	21,446
Revenue cycle management and related services	13,202	11,007	25,908	22,408
Other services	11,562	9,012	22,341	17,517

Total cost of maintenance, EDI, RCM and other services	43,564	35,931	85,962	71,935

Total cost of revenue	56,773	47,682	112,963	95,754

Gross profit	63,746	63,399	125,450	124,856
Operating expenses:
Selling, general and administrative	38,681	38,578	75,411	73,674
Research and development costs	16,898	7,615	33,134	13,229
Amortization of acquired intangible assets	908	1,260	1,891	2,454

Total operating expenses	56,487	47,453	110,436	89,357

Income from operations	7,259	15,946	15,014	35,499
Interest income (expense), net	69	(205)	123	(174)
Other expense, net	(26)	(155)	(17)	(409)

Income before income taxes	7,302	15,586	15,120	34,916
Provision for income taxes	2,552	5,465	5,207	11,850

Net income	$4,750	$10,121	$9,913	$23,066

Net income per share:
Basic	$0.08	$0.17	$0.16	$0.39
Diluted	$0.08	$0.17	$0.16	$0.39

Weighted-average shares outstanding:
Basic	60,247	59,734	60,238	59,647
Diluted	60,788	59,751	60,782	59,663

Dividends declared per common share	$0.175	$0.175	$0.35	$0.35

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2014	March 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$114,980	$103,145
Restricted cash	2,445	4,351
Marketable securities	8,536	10,656
Accounts receivable, net	106,652	110,181
Inventories	745	834
Income taxes receivable	3,698	8,366
Deferred income taxes, net	11,754	11,690
Other current assets	9,780	11,135

Total current assets	258,590	260,358
Equipment and improvements, net	23,193	22,801
Capitalized software costs, net	38,404	39,152
Intangibles, net	29,408	33,016
Goodwill	72,804	72,804
Other assets	17,708	16,927

Total assets	$440,107	$445,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,965	$7,888
Deferred revenue	69,627	71,077
Accrued compensation and related benefits	15,949	15,953
Dividends payable	10,697	10,686
Other current liabilities	31,413	18,282

Total current liabilities	136,651	123,886
Deferred revenue, net of current	1,813	2,187
Deferred compensation	5,312	4,809
Other noncurrent liabilities	10,950	19,086

Total liabilities	154,726	149,968
Commitments and contingencies
Shareholders’ equity:
Common stock $0.01 par value; authorized 100,000 shares; issued and outstanding 60,269 and 60,206 shares at September 30, 2014 and March 31, 2014, respectively	603	602
Additional paid-in capital	196,552	194,739
Accumulated other comprehensive loss	(232)	(182)
Retained earnings	88,458	99,931

Total shareholders’ equity	285,381	295,090

Total liabilities and shareholders’ equity	$440,107	$445,058

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Income before provision for income taxes - GAAP	$7,302	$15,586	$15,120	$34,916

Plus items included in cost of revenue:
Amortization of acquired software technology	859	936	1,717	1,608
Share-based compensation	92	89	178	163

Total adjustments to cost of revenue	951	1,025	1,895	1,771

Plus items included in operating expenses:
Acquisition costs	621	429	1,744	494
Amortization of acquired intangible assets	908	1,260	1,891	2,454
Securities litigation defense costs	1,009	1,721	1,287	1,721
Share-based compensation	775	495	1,479	962
Other non-run-rate expenses	315	—	315	—

Total adjustments to operating expenses	3,628	3,905	6,716	5,631

Total adjustments to GAAP income before provision for income taxes:	4,579	4,930	8,611	7,402

Income before provision for income taxes - Non-GAAP	11,881	20,516	23,731	42,318
Provision for income taxes	4,159	7,160	8,220	14,377

Net income - Non-GAAP	$7,722	$13,356	$15,511	$27,941

Diluted net income per share - Non-GAAP	$0.13	$0.22	$0.26	$0.47

Weighted-average shares outstanding (diluted):	60,788	59,751	60,782	59,663

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